CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-280373 on Form S-6 of our report dated August 9, 2024, relating to the financial statements of FT 11620, comprising International Capital Strength Portfolio, Series 64 and SMid Capital Strength Portfolio, Series 64, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 9, 2024